csfb_03-ar26_g1-4_prelim_v1 - Price/Yield - VA1

CSFB 2003-AR26 CLASS V-A-1

Balance	CONTACT DESK	Delay	24	WAC(5)	4.9792
Coupon*	4.5440	Dated	10/1/2003	NET(5)	4.5640
Settle	10/31/2003	First Payment	11/25/2003	WAM(5)	357

*PAYS GROUP NET WAC LESS [0.02%] - APPROX. NET RESET MARGIN OF [1.82%] (CALC. AS OF CUT-OFF DATE COLL. INFO.) RUN TO BALLOON IN MONTH 117 / 5% CALL

Price	10 CPR, Call (Y)	15 CPR, Call (Y)	20 CPR, Call (Y)	22 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	40 CPR, Call (Y)	45 CPR, Call (Y)	50 CPR, Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
99-16	4.625	4.634	4.645	4.649	4.657	4.671	4.686	4.702	4.720	4.739
99-17	4.618	4.626	4.635	4.639	4.645	4.657	4.670	4.683	4.697	4.713
99-18	4.611	4.618	4.625	4.628	4.633	4.643	4.653	4.663	4.675	4.688
99-19	4.604	4.610	4.615	4.617	4.621	4.629	4.636	4.644	4.653	4.662
99-20	4.598	4.601	4.605	4.607	4.610	4.614	4.619	4.624	4.630	4.636
99-21	4.591	4.593	4.595	4.596	4.598	4.600	4.603	4.605	4.608	4.611
99-22	4.584	4.585	4.585	4.585	4.586	4.586	4.586	4.585	4.585	4.585
99-23	4.577	4.577	4.575	4.575	4.574	4.572	4.569	4.566	4.563	4.559
99-24	4.571	4.568	4.565	4.564	4.562	4.558	4.552	4.547	4.540	4.533
99-25	4.564	4.560	4.556	4.553	4.551	4.544	4.536	4.527	4.518	4.508
99-26	4.557	4.552	4.546	4.543	4.539	4.530	4.519	4.508	4.496	4.482
99-27	4.550	4.544	4.536	4.532	4.527	4.515	4.502	4.488	4.473	4.457
99-28	4.544	4.535	4.526	4.522	4.515	4.501	4.486	4.469	4.451	4.431
99-29	4.537	4.527	4.516	4.511	4.504	4.487	4.469	4.450	4.429	4.405
99-30	4.530	4.519	4.506	4.500	4.492	4.473	4.452	4.430	4.406	4.380
99-31	4.523	4.511	4.496	4.490	4.480	4.459	4.436	4.411	4.384	4.354
100-00	4.517	4.503	4.486	4.479	4.468	4.445	4.419	4.392	4.362	4.329

Spread @ Center Price**	132.9	153.4	189.2	202.4	220.3	252.6	276.6	291.0	301.5	309.8
WAL	5.57	4.50	3.68	3.41	3.04	2.48	2.07	1.76	1.51	1.31
Mod Durn	4.61	3.79	3.15	2.94	2.65	2.21	1.87	1.61	1.39	1.22
Principal Window	Nov03 - Jul13	Nov03 - Jul13	Nov03 - Jul13	Nov03 - Jul13	Nov03 - Jun13	Nov03 - Oct11	Nov03 - Jun10	Nov03 - Jul09	Nov03 - Sep08	Nov03 - Jan08

LIBOR_6MO	1.180	1.180	1.180	1.180	1.180	1.180	1.180	1.180	1.180	1.180
LIBOR_1YR	1.290	1.290	1.290	1.290	1.290	1.290	1.290	1.290	1.290	1.290
CMT_1YR	1.203	1.203	1.203	1.203	1.203	1.203	1.203	1.203	1.203	1.203

EN	Mat .25YR .5YR 1.0YR 1.5YR 2YR 3YR 4YR 5YR
	Yld 1.16 1.18 1.30 1.521 1.745 2.341 2.83 3.242

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

**SPREAD TO EN

PRELIMINARY